PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                 Nine Months Ended
                                                                   September 30,
                                                             ---------------------------
                                                               2005            2004
                                                             ------------   ------------
                                                        (amounts in thousands, except ratios)

Net income...........................................         $ 333,021      $ 258,942
     Add:  Minority interest in income...............            26,355         39,898
     Less:  Minority interests in income which do not
        have fixed charges...........................           (12,575)       (12,681)

        Less: Equity in earnings of investments......           (20,382)       (11,646)
        Add:  Cash distributions from investments....            17,015         15,863
        Less:  Impact of Discontinued Operations.....            (6,377)         1,518
                                                             ------------   ------------
Adjusted net income..................................           337,057        291,894
     Interest expense................................             5,928            100
                                                             ------------   ------------
Total earnings available to cover fixed charges......         $ 342,985      $ 291,994
                                                             ============   ============
 Total fixed charges - interest expense (including
   capitalized interest).............................         $   7,982      $   2,822
                                                             ============   ============
Cumulative Preferred Stock dividends.................         $ 126,286      $ 117,293
Preferred partnership unit distributions.............            12,556         24,907
                                                             ------------   ------------
Total preferred distributions, prior to EITF Topic D-42         138,842        142,200
     Allocations pursuant to EITF Topic D-42                      2,778          8,858
                                                             ------------   ------------
Total preferred distributions, including EITF Topic D-42      $ 141,620      $ 151,058
                                                             ============   ============
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............         $ 146,824      $ 145,022
                                                             ============   ============
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............         $ 149,602      $ 153,880
                                                             ============   ============
 Ratio of earnings to fixed charges..................             42.97x        103.47x
                                                             ============   ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.              2.34x          2.01x
                                                             ============   ============
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42              2.29x          1.90x
                                                             ============   ============


                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                 For the Year Ended December 31,
                                                             -----------------------------------------------------------------------
                                                                 2004          2003            2002          2001          2000
                                                             -----------   ------------    -----------   ------------  -------------
                                                                              (amounts in thousands, except ratios)

Net income...........................................         $ 366,213     $ 336,653       $ 318,738     $ 324,208      $ 297,088
     Add:  Minority interest in income...............            49,913        43,703          44,087        46,015         38,356
     Less:  Minority interests in income which do not
        have fixed charges...........................           (17,099)      (13,610)        (14,307)      (11,243)       (10,549)

        Less: Equity in earnings of investments......           (22,564)      (24,966)        (29,888)      (38,542)       (39,319)
        Add:  Cash distributions from investments....            20,961        17,754          19,496        24,124         16,984
        Less:  Impact of Discontinued Operations.....             1,555        (3,149)         11,808         1,632          1,450
                                                             -----------   ------------    -----------   ------------  -------------
Adjusted net income..................................           398,979       356,385         349,934       346,194        304,010
     Interest expense................................               760         1,121           3,809         3,227          3,293
                                                             -----------   ------------    -----------   ------------  -------------
Total earnings available to cover fixed charges......         $ 399,739     $ 357,506       $ 353,743     $ 349,421      $ 307,303
                                                             ===========   ============    ===========   ============  =============
 Total fixed charges - interest expense (including
   capitalized interest).............................         $   4,377     $   7,131       $  10,322     $  12,219      $  13,071
                                                             ===========   ============    ===========   ============  =============
Cumulative Preferred Stock dividends.................         $ 157,925     $ 146,196       $ 148,926     $ 117,979      $ 100,138
Preferred partnership unit distributions.............            30,423        26,906          26,906        31,737         24,859
                                                             -----------   ------------    -----------   ------------  -------------
Total preferred distributions, prior to EITF Topic D-42         188,348       173,102         175,832       149,716        124,997
     Allocations pursuant to EITF Topic D-42                     10,787         7,120           6,888        14,835              -
                                                             -----------   ------------    -----------   ------------  -------------
Total preferred distributions, including EITF Topic D-42      $ 199,135     $ 180,222       $ 182,720     $ 164,551      $ 124,997
                                                             ===========   ============    ===========   ============  =============
Total combined fixed charges and preferred
distributions, prior to EITF Topic D-42..............         $ 192,725     $ 180,233       $ 186,154     $ 161,935      $ 138,068
                                                             ===========   ============    ===========   ============  =============
Total combined fixed charges and preferred
distributions, including EITF Topic D-42.............         $ 203,512     $ 187,353       $ 193,042     $ 176,770      $ 138,068
                                                             ===========   ============    ===========   ============  =============
 Ratio of earnings to fixed charges..................             91.33x        50.13x          34.27x        28.60x         23.51x
                                                             ===========   ============    ===========   ============  =============
 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to EITF Topic D-42.              2.07x         1.98x           1.90x         2.16x          2.23x
                                                             ===========   ============    ===========   ============  =============
 Ratio of earnings to combined fixed charges and
   preferred distributions, including EITF Topic D-42              1.96x         1.91x           1.83x         1.98x          2.23x
                                                             ===========   ============    ===========   ============  =============


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):


                                                                              Nine Months Ended
                                                                                September 30,
                                                                          -------------------------
                                                                             2005          2004
                                                                          ------------  -----------
                                                                      (amounts in thousands, except ratios)

Net income...........................................................      $ 333,021     $ 258,942
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................         (5,091)       (1,286)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................         (7,033)        2,109
     Add:  Depreciation and amortization (including discontinued
        operations)..................................................        144,224       136,620
     Less:  Depreciation allocable to minority interests.............         (3,146)       (4,851)
     Add:  Depreciation included in equity in earnings of real estate
        entities.....................................................         26,265        25,055
     Add:  Minority interest - preferred.............................         13,430        26,970
     Add:  Interest expense..........................................          5,928           100
                                                                          ------------  -----------
EBITDA available to cover fixed charges..............................      $ 507,598      $443,659
                                                                          ============  ===========
 Total fixed charges - interest expense (including capitalized
   interest).........................................................       $   7,982     $   2,822
                                                                          ============  ===========
Cumulative Preferred Stock dividends.................................       $ 126,286     $ 117,293
Preferred partnership unit distributions.............................          12,556        24,907
                                                                          ------------  -----------
Total preferred distributions, prior to EITF Topic D-42..............         138,842       142,200
     Allocations pursuant to EITF Topic D-42.........................           2,778         8,858
                                                                          ------------  -----------
Total preferred distributions, including EITF Topic D-42.............       $ 141,620     $ 151,058
                                                                          ============  ===========
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................       $ 146,824     $ 145,022
                                                                          ============  ===========
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................       $ 149,602     $ 153,880
                                                                          ============  ===========
 Ratio of earnings to fixed charges..................................           63.59x      157.21x
                                                                          ============  ===========
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................            3.46x        3.06x
                                                                          ============  ===========
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................            3.39x        2.88x
                                                                          ============  ===========



                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):



                                                                                        For the Year Ended December 31,
                                                                        -----------------------------------------------------------
                                                                           2004         2003        2002         2001         2000
                                                                        ------------ ----------- -----------  -----------  ---------
                                                                                  (amounts in thousands, except ratios)

Net income...........................................................    $ 366,213    $ 336,653   $ 318,738    $ 324,208   $297,088
     Less:  (Gain)/Loss on sale of real estate, impairment of real estate assets and real estate investments including
        discontinued operations......................................       (2,288)      (5,378)      2,541       (4,091)      (576)
     Less: Our equity share of EITF D-42 charges, impairment
        (gain)/loss on sale of real estate...........................       (4,544)        (187)     (3,737)           -     (3,210)
     Add:  Depreciation and amortization (including discontinued
        operations)..................................................      184,345      188,003     181,648      168,061    148,967
     Less:  Depreciation allocable to minority interests.............       (6,046)      (6,328)     (8,087)      (7,847)    (7,138)
     Add:  Depreciation included in equity in earnings of real estate
        entities.....................................................       33,720       27,753      27,078       25,096     21,825
     Add:  Minority interest - preferred.............................       32,486       26,906      26,906       31,737      24,859
     Add:  Interest expense..........................................          760        1,121       3,809        3,227       3,293
                                                                        ------------ ----------- -----------  -----------  ---------
EBITDA available to cover fixed charges..............................    $ 604,646    $ 568,543   $ 548,896    $ 540,391   $485,108
                                                                        ============ =========== ===========  ===========  =========
 Total fixed charges - interest expense (including capitalized
   interest).........................................................    $   4,377    $   7,131   $  10,322    $  12,219   $ 13,071
                                                                        ============ =========== ===========  ===========  =========
Cumulative Preferred Stock dividends.................................    $ 157,925    $ 146,196   $ 148,926    $ 117,979   $100,138
Preferred partnership unit distributions.............................       30,423       26,906      26,906       31,737     24,859
                                                                        ------------ ----------- -----------  -----------  ---------
Total preferred distributions, prior to EITF Topic D-42..............      188,348      173,102     175,832      149,716    124,997
     Allocations pursuant to EITF Topic D-42.........................       10,787        7,120       6,888       14,835          -
                                                                        ------------ ----------- -----------  -----------  ---------
Total preferred distributions, including EITF Topic D-42.............    $ 199,135    $ 180,222   $ 182,720    $ 164,551   $124,997
                                                                        ============ =========== ===========  ===========  =========
Total combined fixed charges and preferred distributions, prior to
EITF Topic D-42......................................................    $ 192,725    $ 180,233   $ 186,154    $ 161,935   $138,068
                                                                        ============ =========== ===========  ===========  =========
Total combined fixed charges and preferred distributions, including
EITF Topic D-42......................................................    $ 203,512    $ 187,353   $ 193,042    $ 176,770   $138,068
                                                                        ============ =========== ===========  ===========  =========
 Ratio of earnings to fixed charges..................................      138.14x       79.73x      53.18x       44.23x     37.11x
                                                                        ============ =========== ===========  ===========  =========
 Ratio of earnings to combined fixed charges and preferred
   distributions, prior to EITF Topic D-42...........................        3.14x        3.15x       2.95x        3.34x      3.51x
                                                                        ============ =========== ===========  ===========  =========
 Ratio of earnings to combined fixed charges and preferred
   distributions, including EITF Topic D-42..........................        2.97x        3.03x       2.84x        3.06x      3.51x
                                                                        ============ =========== ===========  ===========  =========




(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12